Exhibit 10.2

NATURE’S SUNSHINE PRODUCTS, INC.

2009 STOCK INCENTIVE PLAN
NON-INCENTIVE STOCK OPTION AGREEMENT

This NON-INCENTIVE STOCK OPTION AGREEMENT (the “Agreement”) is made this 16th day of June, 2011, by and between Nature’s Sunshine Products, Inc., a Utah corporation (the “Company”) and Gregory L. Probert, an individual resident of San Marino, California (“Employee”).

1.                  Grant of Option.  The Company hereby grants Employee the option (the “Option”) to purchase all or any part of an aggregate of 200,000 shares (the “Shares”) of Common Stock of the Company at the exercise price of $15.05 per share (the closing price of the Company’s Common Stock on the date of this Agreement) according to the terms and conditions set forth in this Agreement and in the Nature’s Sunshine Products, Inc. 2009 Stock Incentive Plan (the “Plan”).  The Option will not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Option is issued under the Plan and is subject to its terms and conditions.  A copy of the Plan will be furnished upon request of Employee.The Option shall terminate at the close of business ten years from the date hereof.

2.                  Vesting of Option Rights.

(a)                       Except as otherwise provided in this Agreement, the Option may be exercised by Employee in accordance with the following schedules and in accordance with Section 2.4 of the Employment Agreement between the Company and the Employee, dated June 16th, 2011 (the “Employment Agreement”):

On or after each of the following dates	Number of non-cumulative Shares with respect to which the Option is exercisable

June 16, 2012	33,333

June 16, 2013	33,333

June 16, 2014	33,334

For purposes of this Agreement, the above-referenced shares are referred to as the “Time-Based Shares.”

Upon the Company reaching the following operating income margin levels, based on the Company’s reported financial results, for four (4) out of five (5) consecutive fiscal quarters	Number of Shares with respect to which the Option is exercisable

6%	33,333

8%	33,333

10%	33,334

For purposes of this Agreement, the above-referenced shares shall be referred to as the “Performance-Based Shares.”

(b)                      During the lifetime of Employee, the Option shall be exercisable only by Employee and shall not be assignable or transferable by Employee, other than by will or the laws of descent and distribution.

3.                  Exercise of Option after Death or Termination of Employment.  The Option shall terminate and may no longer be exercised if Employee ceases to be employed by the Company or its affiliates, except that:

(a)                       If Employee’s employment shall be terminated for any reason, voluntary or involuntary, other than for “Cause” (as defined in Section 3(e)) or Employee’s death or disability (within the meaning of Section 22(e)(3) of the Code), Employee may, at any time within a period of 3 months after such termination, exercise the Option to the extent the Option was exercisable or becomes exercisable by Employee on the date of the termination of Employee’s employment.

(b)                      If Employee’s employment is terminated for Cause, the Option shall be terminated as of the date of the act giving rise to such termination.

(c)                       If Employee shall die while the Option is still exercisable according to its terms or if employment is terminated because Employee has become disabled (within the meaning of Section 22(e)(3) of the Code) while in the employ of the Company and Employee shall not have fully exercised the Option, such Option may be exercised at any time within 12 months after Employee’s death or date of termination of employment for disability by Employee, personal representatives or administrators or guardians of Employee, as applicable or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of Shares Employee was entitled to purchase under the Option on (i) the earlier of the date of death or termination of employment or (ii) the date of termination for such disability, as applicable.

(d)                      Notwithstanding the above, in no case may the Option be exercised to any extent by anyone after the termination date of the Option.

(e)                       “Cause” shall mean (i) the willful and continued failure by Employee substantially to perform his or her duties and obligations (other than any such failure resulting from his or her incapacity due to physical or mental illness), (ii) Employee’s conviction or plea bargain of any felony or gross misdemeanor involving moral turpitude, fraud or misappropriation of funds or (iii) the willful engaging by Employee in misconduct which causes substantial injury to the Company or its affiliates, its other employees or the employees of its affiliates or its clients or the clients of its affiliates, whether monetarily or otherwise.  For purposes of this paragraph, no action or failure to act on Employee’s part shall be considered “willful” unless done or omitted to be done, by Employee in bad faith and without reasonable belief that his or her action or omission was in the best interests of the Company.

4.                  Exercise of Option Upon Termination Without Cause or Upon Change in Control.  In the event that Employee’s employment is terminated by the Company for any reason other than for Cause, the Option, in its entirety, shall fully vest and become immediately exercisable.  In the event the Employee’s employment is terminated (i) by reason of Employee’s death or disability or (ii) by Employee for “Good Reason” as defined and provided under the Employment Agreement, the Option, to the extent of the Time-Based Shares, shall fully vest and become immediately exercisable.  In addition, upon the occurrence of a Change in Control Event the Option, in its entirety, shall fully vest and become immediately exercisable.  For this purpose, “Change in Control Event” shall mean:

(a)                       approval by the stockholders of the Company of the dissolution or liquidation of the Company;

(b)                      approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by stockholders of the Company immediately before such reorganization;

(c)                       approval by the stockholders of the Company of the sale of substantially all of the Company’s business and/or assets to a person or entity which is not a subsidiary;

(d)                      any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or any of its Affiliates and other than a person having such ownership as of the date the Award is granted) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company; or

(e)                       during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new board member was approved by a vote of at least three-fourths of the board members then still in office who were board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

Notwithstanding any of the foregoing to the contrary, any acceleration of the Option shall be subject to and conditioned on compliance with applicable regulatory requirements, including, without limitation, Section 409A of the Internal Revenue Code.

5.                                       Method of Exercise of Option.  Subject to the foregoing, the Option may be exercised in whole or in part from time to time by serving written notice of exercise on the Company at its principal office within the Option period.  The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment of the exercise price.  Payment of the exercise price shall be made (i) in cash (including bank check, personal check or money order payable to the Company), (ii) with the approval of the Company (which may be given in its sole discretion), by delivering to the Company for cancellation shares of the Company’s Common Stock already owned by Employee having a Fair Market Value (as defined in the Plan) equal to the full exercise price of the Shares being acquired, (iii) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002, by delivering to the Company the full exercise price of the Shares being acquired in a combination of cash and Employee’s full recourse liability promissory note with a principal amount not to exceed eighty percent of the exercise price and a term not to exceed five years, which promissory note shall provide for interest on the unpaid balance thereof which at all times is not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto or (iv) with the approval of the Company (which may be given in its sole discretion) and subject to Section 402 of the Sarbanes-Oxley Act of 2002, by delivering to the Company a combination thereof.  In addition, with the approval of the Company (which may be given in its sole discretion), the option may be exercised by delivering to the Employee, a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

6.                  Miscellaneous.

(a)                       Plan Provisions Control.  In the event that any provision of the Agreement conflicts with or is inconsistent in any respect with the terms of the Plan, the terms of the Plan shall control.

(b)                      No Rights of Stockholders.  Neither Employee, Employee’s legal representative nor a permissible assignee of this Option shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares, unless and until such Shares have been issued in the name of Employee, Employee’s legal representative or permissible assignee, as applicable.

(c)                       No Right to Employment.  The grant of the Option shall not be construed as giving Employee the right to be retained in the employ of, or as giving a director of the Company or an Affiliate (as defined in the Plan) the right to continue as a director of the Company or an Affiliate with, the Company or an Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or position at any time, with or without cause.  In addition, the Company or an Affiliate may at any time dismiss Employee from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or the Agreement.  Nothing in the Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate.  The Option granted hereunder shall not form any part of the wages or salary of Employee for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment.  Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Agreement or Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.  By participating in the Plan, Employee shall be deemed to have accepted all the conditions of the Plan and the Agreement and the terms and conditions of any rules and regulations adopted by the Committee (as defined in the Plan) and shall be fully bound thereby.

(d)                      Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Utah.

(e)                       Severability.  If any provision of the Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

(f)                         No Trust or Fund Created.  Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Employee or any other person.

(g)                      Headings.  Headings are given to the Sections and subsections of the Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Agreement or any provision thereof.

(h)                      Conditions Precedent to Issuance of Shares.  Shares shall not be issued pursuant to the exercise of the Option unless such exercise and the issuance and delivery of the applicable Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Utah Revised Business Corporation Act.  As a condition to the exercise of the purchase price relating to the Option, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(i)                          Withholding.  In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it upon the exercise of the Option and in order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Employee.

(j)                          Consultation With Professional Tax and Investment Advisors.  The holder of this Award acknowledges that the grant, exercise, vesting or any payment with respect to this Award, and the sale or other taxable disposition of the Shares acquired pursuant to the exercise thereof, may have tax consequences pursuant to the Code or under local, state or international tax laws.  The holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives).  Finally, the holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of the holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

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Signatures contained on the following page.]

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date set forth in the first paragraph.

NATURE’S SUNSHINE PRODUCTS, INC.

By:	/s/ Michael D. Dean
Name:	Michael D. Dean
Title:	President and Chief Executive Officer

GREGORY L. PROBERT

/s/ Gregory L. Probert
Name:	Gregory L. Probert